THIRD AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

This Third Amended And Restated Purchase And Sale Agreement dated as of September 8, 2009 (this "Agreement") is among Meritor Heavy Vehicle Braking Systems (USA), Inc., a Delaware corporation, and Meritor Heavy Vehicle Systems, LLC, a Delaware limited liability company (collectively, the "Originators"), Euclid Industries, LLC, a Delaware limited liability company, Meritor Transmission Corporation, a Delaware corporation, and ArvinMeritor Assembly LLC, a Delaware limited liability company (collectively, the "Withdrawing Originators")and ArvinMeritor Receivables Corporation, Delaware corporation ("Buyer"). The parties agree as follows:

Preliminary Statement

The Buyer, the Withdrawing Originators, and the Originators are parties to a Second Amended and Restated Purchase and Sale Agreement, dated as of September 19, 2005, as amended prior to the date hereof (the "Existing Agreement ");

The Buyer is entering into a financing arrangements with GMAC Commercial Finance LLC, as Agent and Lender (“GMAC”) which may be inconsistent with certain terms of the Existing Agreement absent amendment; and

Subject to and upon the terms and conditions set forth herein, the Buyer and the Originators desire to amend and restate the Existing Agreement in the form of this Agreement;

Now, Therefore, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.	Definitions and Related Matters

Section 1.1     Defined Terms. In this Agreement, unless otherwise specified or defined herein: (a) capitalized terms are used as defined in the Loan and Security Agreement dated as of the date hereof (as amended or modified from time to time, the "Second Tier Agreement") among Buyer, Parent, as initial Collection Agent (the "Initial Collection Agent"), the Lenders from time to time party thereto, and GMAC Commercial Finance LLC, as Agent, as such agreement may be amended or modified from time to time; and (b) terms defined in Article 9 of the UCC and not otherwise defined herein are used as defined in such Article 9 as in effect on the date hereof.

In addition, the following terms will have the meanings specified below:

“Account” means a "Account," as defined in the Second Tier Agreement, that is not a Designated Account.

"Available Funds" is defined in Section 2.3(b) hereof.

"Closing Date" means the date on which this Agreement and the Second Tier Agreement become effective in accordance with their terms.

"Collection Agent" means the Initial Collection Agent or any successor collection agent appointed in accordance with the terms of the Second Tier Agreement.

"Designated Account" means an Account owed to an Originator by an Affiliate of the Originator.

“Event of Bankruptcy” has the meaning given in the Second Tier Agreement.

"Excluded Losses" is defined in Section 7.1 hereof.

"Initial Funding Date" means the first Funding Date under the Second Tier Agreement.

“Lock-Box” means a postal box maintained on behalf of Borrower or the Collection Agent for the purpose of receiving checks and money orders constituting Collections of the Accounts.

"Lock-Box Account" means any of those bank accounts described on Exhibit A hereto and any additional or replacement account to which payments made to any Lock-Box, wire transfers, SWIFT, ACH or other electronic payments are deposited for clearing and which is subject to a control agreement in favor of Agent.

"Outstanding Balance" of any Account means the then-outstanding principal balance thereof.

"Parent" means ArvinMeritor, Inc., an Indiana corporation.

“Performance Undertaking” means the Performance Undertaking of even date herewith between Buyer and Parent.

“Setoff Limitation Agreement” has the meaning given in the Second Tier Agreement.

“Third Party Proceeds” has the meaning given in the Second Tier Agreement.

"Transaction Document" means any of this Agreement, the Second Tier Agreement, the Performance Undertaking, the Subordinated Notes, the Notes, and any other fee letters, fee letter agreements, instruments, certificates, agreements, reports and documents to be executed and delivered under or in connection with this Agreement or the Second Tier Agreement, as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time.

"Trigger Event" means that (x) the aggregate outstanding principal amounts of the Subordinated Notes (as defined in Section 2.3(b) below) exceeds the value of Buyer's interest in the Accounts (determined in accordance with GAAP), and (y) such condition has continued for five Business Days.

Section 1.2     Other Interpretive Matters. In this Agreement, unless otherwise specified: (a) references to any Section or Annex refer to such Section of, or Annex to, this Agreement, and references in any Section or definition to any subsection or clause refer to such subsection or clause of such Section or definition; (b) "herein," "hereof " "hereto," "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) "including" means including without limitation, and other forms of the verb "to include” have correlative meanings; (d) the word "or" is not exclusive; and (e) captions are solely for convenience of reference and shall not affect the meaning of this Agreement.

SECTION 2.	Agreement to Contribute, Purchase and Sell

Section 2.1     Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, each Originator hereby sells to Buyer, and Buyer hereby purchases from each Originator, all of such Originator's right, title and interest in, to and under the Accounts originated by such Originator, all Related Security, Lock-Box Accounts and all proceeds thereof (including all Collections with respect thereto), in each case whether now existing or hereafter arising or acquired (the “Sold Interest”).

Section 2.2    Timing of Contribution, Purchases. All of the Accounts and Related Security that have not previously been sold to Buyer under the Existing Agreement and existing at the opening of the Originators' business on the Initial Funding Date are hereby sold to Buyer as of the Initial Funding Date. After the Initial Funding Date, each Account and Related Security shall be deemed to have been sold to Buyer imm ediately (and without further action by any Person) upon the creation of such Account. The proceeds with respect to each Account (including all Collections with respect thereto) shall be sold at the same time as such Account, whether such proceeds (or Collections) exist at such time or arise or are acquired thereafter.

Section 2.3	Purchase Price.

(a)          The purchase price for Accounts sold on and subsequent to the Initial Funding Date shall be calculated in accordance with the provisions set forth in Exhibit B hereto.

(b)         On the Initial Funding Date and on each Business Day after the Initial Funding Date on which an Originator sells any Accounts originated by it to Buyer pursuant to the terms of Section 2.1, until the termination of the purchase and sale of Accounts under Section 6 hereof, Buyer shall pay to such Originator the purchase price of such Accounts (i) by depositing into such account as such Originator shall specify immediately available funds from monies then held by or on behalf of Buyer solely to the extent that such monies do not constitute Collections that are required to be identified or are deemed to be held by the Collection Agent pursuant to the Second Tier Agreement for the benefit of, or required to be distributed to, the Agent or the Lenders pursuant to the Second Tier Agreement or required to be paid to the Collection Agent as the Servicing Fee, or otherwise necessary to pay current expenses of Buyer (in its reasonable discretion), including without limitation payment of any Over Formula Advance (such available monies, the "Available Funds''), and provided that such Originator has paid all amounts then due by such Originator hereunder, or (ii) by increasing the principal amount owed to such Originator under a promissory note (as amended or modified from time to time, each a "Subordinated Note" and collectively the "Subordinated Notes") executed and delivered by Buyer to the order of such Originator pursuant to the Existing Agreement, as amended and restated as of the Initial Funding Date. The outstanding principal amount owed to an Originator under the related Subordinated Note may be reduced from time to time as provided in Section 3.2 hereof or by payments made by Buyer from Available Funds, provided that such Originator has paid all amounts then due by such Originator hereunder. Each Originator shall make all appropriate record keeping entries with respect to amounts due to such Originator under the related Subordinated Note to reflect payments by Buyer thereon and increases of the principal amount thereof, and such Originator's books and records shall constitute rebuttably presumptive evidence of the principal amount of and accrued interest owed to such Originator under the related Subordinated Note.

Section 2.4     No Recourse or Assumption of Obligations. Except as specifically provided in this Agreement, the contribution, purchase and sale of Accounts under this Agreement shall be without recourse to the Originators. Each Originator and Buyer intend the transactions hereunder to constitute true sales of Accounts by such Originator to Buyer, providing Buyer with the full risks and benefits of ownership of the Accounts originated by such Originator (such that the Accounts would not be property of such Originator's estate in the event of such Originator's bankruptcy). If, however, despite the intention of the parties, the conveyances provided for in this Agreement are determined not to be "true sales" of Accounts from the Originators to Buyer, then this Agreement shall also be deemed to be a "security agreement" within the meaning of Article 9 of the UCC and each Originator hereby grants to Buyer a "security interest" within the meaning of Article 9 of the UCC in all of such Originator's right, title and interest in and to the Accounts, all Related Security, Lock-Box Accounts and all proceeds thereof (including all Collections with respect thereto) originated by it, now existing and thereafter created, to secure a loan in an amount equal to the aggregate purchase prices therefor and each of such Originator's other payment obligations under this Agreement.

Buyer shall not have any obligation or liability with respect to any Account, nor shall Buyer have any obligation or liability to any Account Debtor or other customer or client of an Originator (including any obligation to perform any of the obligations of such Originator under any Account).

SECTION 3.	Administration and Collection

Section 3.1     Collection Agent. The Initial Collection Agent shall be responsible for the servicing, administration and collection of the Accounts, all on the terms set out in (and subject to any rights to terminate the Initial Collection Agent as Collection Agent pursuant to) the Second Tier Agreement. Under and subject to the terms of the Second Tier Agreement, the Initial Collection Agent has the right to appoint the Originators as a sub-collection agents, and the Initial Collection Agent has appointed each Originator as a sub-Collection Agent with respect to the Accounts originated by it to perform certain duties as more fully set forth in the Letter Agreement, dated as of the Closing Date, between the Initial Collection Agent and the Originators.

Section 3.2    Deemed Collections. If on any day the Outstanding Balance of an Account is reduced or cancelled as a result of any defective or rejected goods or services, any cash discount or adjustment (including any adjustment resulting from the application of any special refund or other discounts or any reconciliation), any setoff or credit (whether such claim or credit arises out of the same, a related, or an unrelated transaction) or other reason not arising from the financial inability of the Account Debtor to pay undisputed indebtedness, the applicable Originator shall be deemed to have received on such day a Collection on such Account in the amount of such reduction or cancellation. If on any day any representation, warranty, covenant or other agreement of an Originator related to an Account is not true or is not satisfied, (i) such Originator shall be deemed to have received on such day a Collection in the amount of the Outstanding Balance of such Account and (ii) such Account shall thereupon be, or be deemed to be reconveyed to such Originator. Not later than the second Business Day after an Originator is deemed pursuant to this Section 3.2 to have received any Collections, such Originator shall transfer to Buyer, in immediately available funds, the amount of such deemed Collections; provided, however, an Over Formula Advance does not then exist under the Second Tier Agreement (whether or not caused by such deemed Collections), Buyer and such Originator may agree to reduce the outstanding principal amount of the Subordinated Note in lieu of all or part of such transfer. To the extent that Buyer subsequently collects any payment with respect to any "account" that is deemed to have been reconveyed to an Originator pursuant to this Section 3.2, Buyer shall pay the applicable Originator an amount equal to the amount so collected, such amount to be payable not later than the second Business Day after Buyer has so collected such amount.

Section 3.3    Application of Collections. Any payment by an Account Debtor in respect of any indebtedness owed by it to the related Originator shall, except as otherwise specified by such Account Debtor (including by reference to a particular invoice), or required by the related contracts or law, be applied, first , as a Collection of any Account or Accounts then outstanding of such Account Debtor in the order of the age of such Accounts, starting with the oldest of such Accounts, and, second, to any other indebtedness of such Account Debtor to such Originator.

Section 3.4    Responsibilities of Originator. Each Originator shall pay when due all Tax Liabilities payable in connection with the Accounts originated by it or their creation or satisfaction (excluding Tax Liabilities on, or measured by, the overall net income or gross receipts of the Buyer). Each Originator shall perform all of its obligations under agreements related to the Accounts originated by it to the same extent as if interests in such Accounts had not been transferred hereunder. The Agent's or the Buyer's exercise of any rights hereunder or under the Second Tier Agreement shall not relieve any Originator from such obligations. Neither the Agent, any of the Lenders, nor the Buyer shall have any obligation to perform any obligation of any Originator in connection with the Accounts.

SECTION 4.	Representations And Warranties

Section 4.1     Mutual Representations and Warranties. Each of the Originators and Buyer represents and warrants to the others as follows:

(a)      Existence and Power. It is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing, under the laws of its state of organization and in each jurisdiction in which the conduct of its business requires that it be qualified to do business and has all company power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where failure to obtain such license, authorization, consent or approval would not have a material adverse effect on (i) its ability to perform its obligations under, or the enforceability of, any Transaction Document to which it is a party, (ii) its business or financial condition, (iii) the interests of Buyer or its assigns under the Transaction Documents or (iv) the enforceability or collectability of a material portion of the Accounts.

                  (b)   Authorization and No Contravention. Its execution, delivery and performance of each Transaction Document to which it is a party (i) are within its powers, (ii) have been duly authorized by all necessary company action, (iii) do not contravene or constitute a default under: (A) any applicable law, rule or regulation, (B) its charter or by-laws or operating agreement, as applicable, or (C) any material agreement, order or other instrument to which it is a party or its property is subject and (iv) will not result in any Adverse Claim on any Account, Related Security or Collection or give cause for the acceleration of any of its indebtedness.

                 (c)    No Consent Required. Other than the filing of financing statements no approval, authorization or other action by, or filings with, any Governmental Authority or other Person is required in connection with the execution, delivery and performance by it of any Transaction Document to which it is a party or any transaction contemplated thereby.

                 (d)   Binding Effect. Each Transaction Document to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity.

                 (e)    Accounting for Sale. It will not account for or otherwise treat the transactions contemplated hereby other than as a sale of Accounts or inconsistent with the Buyer's ownership interest in the Accounts, Related Security and Collections.

Section 4.2     Additional Representations by Each Originator. Each Originator further represents and warrants to Buyer as follows:

(a)   Perfection of Ownership Interest. Immediately preceding its sale of Accounts to Buyer, such Originator was the owner of, and effectively sold, such Accounts to Buyer. Each Account sold to Buyer is, at the time of its creation, a valid, bona fide obligation, representing an undisputed indebtedness incurred by the Account Debtor (and any other Person obligated on the Account) for property actually sold or delivered or for services completely rendered by an Originator; and the amount represented by the Originators to Buyer as owing by each Account Debtor is the correct amount actually owing (subject to credits, deductions or discounts given in the ordinary course of business and consistent with any Setoff Limitation Agreement); and such Account constitutes the legally valid and binding obligation of the applicable Account Debtor and is due and payable in accordance with its terms (subject to credits, deductions or discounts given in the ordinary course of business and consistent with any Setoff Limitation Agreement). Buyer owns the Accounts free and clear of any Adverse Claim other than the interests of the Lenders and the Agent therein that are created by the Second Tier Agreement and, in the case of Accounts not designated as Eligible Accounts, other Adverse Claims. Buyer's ownership interest in the Accounts originated by such Originator, together with the associated Related Security and Collections, is perfected.

                (b)  Accuracy of Information. All information furnished by each Originator in writing in connection with any Transaction Document, or any transaction contemplated thereby, is true and accurate in all material respects (and was not incomplete by omitting to state a material fact necessary to make such information not materially misleading).

                 (c)   No Actions, Suits. There are no actions, suits or other proceedings (including matters relating to environmental liability) pending or threatened against or affecting any Originator or any of its properties, that (i)if adversely determined (individually or in the aggregate), is likely to have a material adverse effect on the financial condition of the Parent and its subsidiaries, on a consolidated basis or on the collectability of a material portion of the Accounts or (ii) involve any Transaction Document or any transaction contemplated thereby. No Originator is in default of any contractual obligation or in violation of any material law, order, rule or regulation of any Governmental Authority, which default or violation would subject Buyer or any Originator or their respective officers to criminal liability or is likely to have a material adverse effect upon (i) the financial condition of the Parent and its subsidiaries, on a consolidated basis or (ii) the collectability of a material portion of the Accounts.

                 (d)   No Material Adverse Change. Since July 15, 2009, there has been no material adverse change in (i)such Originator's financial condition, business, operations or prospects or (ii) such Originator's ability to perform its obligations under any Transaction Document.

                 (e)    Sales by Originator. Each sale by such Originator to Buyer of an interest in Accounts has been made for “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code) and not for or on account of "antecedent debt" (as such term is used in Section 547 of the Bankruptcy Code) owed by such Originator to Buyer.

                (f)      No Default. No Default or Event of Default has occurred and is continuing.

                 (g)     Eligible Accounts. Each Account listed as an Eligible Account on any monthly collateral report or Borrowing Base Certificate is an Eligible Account.

                 (h)     Underwriting Collection Practices. To the extent that the Parent is the Collection Agent and the relevant Originator is a sub-collection agent, it has complied with the Credit and Collection Policy in all material respects, and such policy has not changed in any material respect since the date hereof.

SECTION 5.	Covenants

Section 5.1      Covenants. Each Originator hereby covenants and agrees to comply with the following covenants and agreements, unless Buyer (with the consent of the Agent) shall otherwise consent:

(a)          Financial Reporting. Each Originator will maintain a system of accounting established and maintained in accordance with GAAP and will furnish to Buyer:

(i)	Within 105 days after each fiscal year of the Parent copies of Parent's annual audited financial statements (including a consolidated balance sheet, consolidated statement of income and retained earnings and statement of cash flows, with related footnotes) certified by independent certified public accountants of nationally recognized standing and prepared on a consolidated basis in conformity with GAAP;
(ii)	Within 55 days after each (except the last) fiscal quarter of each fiscal year of the Parent, copies of the Parent's unaudited financial statements (including at least a consolidated balance sheet as of the close of such quarter and related statement of consolidated income and statement of cash flow for the period from the beginning of the fiscal year to the close of such quarter) prepared in accordance with GAAP;
(iii)	with reasonable promptness such other information (including nonfinancial information) as Buyer may reasonably request.

(b)          Notices. Promptly and in any event within two Business Days after an officer of an Originator having responsibility for such Originator’s performance under this Agreement obtains knowledge of any of the follow ing, such Originator will notify Buyer and Collection Agent and provide a description of:

(i)	Defaults. The occurrence of any Default or Event of Default;

(ii)	Representations and Warranties. The failure of any representation or warranty herein to be true when made in any material respect;

(iii)	Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which is reasonably likely to be material to such Originator or the collectability or quality of a material portion of the Accounts; or

(iv)	Judgments. The entry of any uninsured judgment or decree against such Originator if the aggregate amount of all such uninsured judgments then outstanding against such Originator exceeds $10,000,000.

(v)	Setoff Limitation Agreements. The receipt of any written notice or written requests from an Account Debtor regarding such Account Debtor’s non-compliance with, asserted setoffs in violation of, termination or non-renewal of, or requests or attempts to amend or modify, the Setoff Limitation Agreement of such Account Debtor.

                    (c)   Conduct of Business. Each Originator will perform all actions necessary to remain duly incorporated or organized, validly existing and in good standing in its jurisdiction of incorporation or organization and to maintain good standing and all requisite authority to conduct its business in each jurisdiction in which it conducts business.

                   (d)   Compliance with Laws. Each Originator will comply in all material respects with all laws, regulations, judgments and other directions or orders imposed by any Governmental Authority to which each Originator or any Account, any Related Security or Collection may be subject.

                  (e)   Furnishing Information and Inspection of Records. Each Originator will furnish to Buyer such information concerning the Accounts originated by it and any Related Security as Buyer may reasonably request, subject to any confidentiality restrictions. Each Originator will permit, at any time during regular business hours, Buyer (or any representatives thereof) (i)to examine and make copies of all Records, (ii) to visit the offices and properties of such Originator or office of any other Person for the purpose of examining the Records and (iii) to discuss matters relating hereto with any of such Originator's officers, directors, employees or independent public accountants having knowledge of such matters. Once a year or at any time after the occurrence and during the continuance of an Event of Default relating to a particular Originator, Buyer may (at the expense of the applicable Originator) have an independent public accounting firm conduct an audit of the Originator’s books and records or make test verification of the Accounts and Collections in connection with the Audits conducted on behalf of the Agent under the Second Tier Agreement.

                  (f)   Keeping Records.

(i)     Each Originator will have and maintain (A) administrative and operating procedures (including an ability to recreate records if originals are destroyed), (B) adequate facilities, personnel and equipment and (C) all books, records and other information necessary or advisable for collecting the Accounts originated by it (including books and records adequate to permit the immediate identification of each new Account originated by it and all Collections of, and adjustments to, each existing Account originated by it). Each Originator will give Buyer prior notice of any material change in such administrative operating procedures.

(ii)  Each Originator will, (A) at all times from and after the date hereof, clearly and conspicuously mark its computer and master data processing books and records with a legend describing Buyer's interest in the Accounts originated by it and the Collections and (B) upon the request of the Buyer, so mark each contract relating to an Account and deliver to the Buyer all such contracts (including all multiple originals of such contracts), with any appropriate endorsement or assignment, or segregate (from all other accounts then owned or being serviced by it) the Accounts and all contracts relating to each Account and hold in trust and safely keep such contracts so legended in separate filing cabinets or other suitable containers at such locations as the Buyer may specify.

 (g)   Perfection.

(i)	Each Originator will at its expense, promptly execute and deliver all instruments and documents and take all action necessary or reasonably requested by the Buyer (including the execution and filing of financing or continuation statements, amendments thereto or assignments thereof) to enable the Buyer to exercise and enforce all its rights against the Accounts originated by it and to vest and maintain vested in the Buyer a valid, first priority perfected security interest in such Accounts, the Related Security and the Collections, and proceeds thereof (and a perfected ownership interest in such Accounts, Related Security and Collections to the extent of the Sold Interest), which security interest or ownership interest in Eligible Accounts shall be free and clear of any Adverse Claim created by or arising through the Originator. To the extent permitted by applicable law, the Buyer will be permitted to sign and file any financing statements, continuation statements, amendments thereto and assignments thereof without the Originator's signature.

(ii)	No Originator will change its name, identity or corporate structure or relocate its state of organization or its chief executive office or its books and records except after thirty (30) days advance notice to the Buyer and the delivery to the Buyer of all financing statements, instruments and other documents (including direction letters) requested by the Buyer.

(iii)	Each Originator will at all times maintain its chief executive offices within a jurisdiction in the USA in which Article 9 of the UCC (as it may be amended from time to time) is in effect. If any Originator moves its chief executive office to a location that imposes Tax Liabilities, taxes, fees or other charges to perfect the Buyer's interests hereunder, such Originator will pay all such amounts and any other costs and expenses incurred in order to maintain the enforceability of the Transaction Documents, the Sold Interest and the interests of the Buyer in the Accounts, the Related Security and Collections.

  (h)   Payments on Accounts, Lock-Box Accounts. Each Originator will at all times instruct all Account Debtors to deliver payments on the Accounts (including deemed Collections) to a Lock-Box or a Lock-Box Account and will not change any such instruction without the prior written consent of the Buyer. If any such payments or other Collections are received by an Originator, it shall hold such payments in trust for the benefit of the Buyer and promptly (but in any event within two Business Days after receipt) remit such funds to a Lock-Box or Lock-Box Account. Such Originator will not commingle Collections or other funds to which the Buyer is entitled with any other funds of the Originator other than in a Lock-Box or Lock-Box Account.

                  (i)  Sales and Adverse Claims Relating to Accounts or Related Security. Except as otherwise permitted herein, no Originator will (by operation of law or otherwise) dispose of or otherwise transfer, or create or suffer to exist any Adverse Claim upon, any Account, Related Security and Collections, or any proceeds thereof, and each Originator will use commercially reasonable efforts to defend each Account against Adverse Claims that are adverse to the interests of Buyer or its Lenders.

                  (j)   Extension or Amendment of Accounts. Except as otherwise permitted in the Second Tier Agreement and then subject to Section 3.2 of this Agreement, no Originator will extend, amend, rescind or cancel any Account, or issue, grant or allow discounts, credits, or allowances or to customers, or accept returns.

                  (k)   Performance of Duties. Each Originator will perform its duties or obligations in accordance with the provisions of each of the Transaction Documents to which it is a party. Each Originator (at its expense) will (i)fully and timely perform in all material respects all agreements, if any, required to be observed by it in connection with each Account originated by it, (ii) comply in all material respects with the Credit and Collection Policy, and (iii) refrain from any action that may impair the rights of Buyer in the Accounts, Collections or Lock-Box Accounts.

                  (l)  Change in Credit and Collection Policy. No Originator will make any change in its Credit and Collection Policy which change would impair the collectability of any Account.

                  (m)  Accounting for Sale. No Originator will account for, or otherwise treat, the transactions contemplated hereby other than as a sale of Accounts or inconsistent with the Buyer’s ownership interests in the Accounts, Related Security and Collections.

                  (n)  Certain Agreements. Except as otherwise permitted by this Agreement, no Originator will amend, modify, waive, revoke or terminate any Transaction Document to which it is a party.
                  (o)  Setoff Limitation Agreements. No Originator will amend or modify any Setoff Limitation Agreement except as and when permitted by the Second Tier Agreement

Section 5.2     Organizational Separateness. Each Originator agrees not to take any action that would cause Buyer to violate its articles of incorporation or certificate of incorporation, as appropriate, and bylaws. Buyer agrees to conduct its business in a manner consistent with its articles of incorporation or certification of incorporation, as appropriate, and bylaws or its limited liability company agreement or operating agreement, as applicable.

SECTION 6.	Termination Of Purchases

Section 6.1     Voluntary Termination. Subject to the requirements of the Second Tier Agreement, the purchase and sale of Accounts pursuant to this Agreement may be terminated by any party, upon at least five Business Days' prior written notice to the other parties.

Section 6.2    Automatic Termination. The purchase and sale of Accounts pursuant to this Agreement shall automatically terminate upon the occurrence of (i) an Event of Bankruptcy with respect to any Originator, (ii) a Trigger Event or (iii) the Termination Date.

SECTION 7.	Indemnification

Section 7.1     Originators' Indemnity. Without limiting any other rights any Person may have hereunder or under applicable law, each Originator, jointly and severally, hereby indemnifies and holds harmless Buyer and its officers, directors, agents and employees and successors and assigns (each an "Indemnified Party") from and against any and all damages, losses, claims, liabilities, penalties, Tax Liabilities, costs and expenses (including reasonable attorneys' fees and court costs actually incurred) (all of the foregoing collectively, the "Indemnified Losses '') at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby, or any action taken or omitted by any of the Indemnified Parties, whether arising by reason of the acts to be performed by such Originator hereunder or otherwise, excluding only Indemnified Losses ("Excluded Losses ") to the extent (a) a final judgment of a court of competent jurisdiction holds such Indemnified Losses resulted solely from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) solely due to the credit risk or financial inability to pay of the Account Debtor and for which reimbursement would constitute recourse to such Originator or the Collection Agent for uncollected or uncollectible Accounts or (c) such Indemnified Losses include Tax Liabilities on, or measured by, the overall net income or gross receipts of the Buyer. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b) and (c) of the previous sentence, each Originator, jointly and severally, shall indemnify each Indemnified Party for Indemnified Losses relating to or resulting from:

(i)	any representation or warranty made by or on behalf of an Originator under or in connection with this Agreement, any monthly collateral report, any Borrowing Base Certificate or any other information or report delivered by an Originator pursuant to the Transaction Documents, which shall have been false or incorrect in any material respect when made or deemed made;

(ii)	the failure by an Originator to comply with any applicable law, rule or regulation related to any Account, or the nonconformity of any such Account with any such applicable law, rule or regulation;

(iii)	the failure of an Originator to vest and maintain vested in Buyer, a perfected ownership or security interest in the Accounts and the other property conveyed pursuant hereto, free and clear of any Adverse Claim (except to the extent permitted hereunder);

(iv)	any commingling of funds to which Buyer is entitled hereunder with any other funds;

(v)	any failure of any bank or financial institution which maintains a Lock-Box or a Lock-Box Account to comply with the terms of any agreement or control agreement with or in favor of Buyer, any Collection Agent or Agent;

(vi)	any dispute, claim, offset or defense (other than discharge in bankruptcy of the Account Debtor or financial inability of the Account Debtor to pay) of the Account Debtor to the payment of any Account, or any other claim resulting from the sale or lease of goods or the rendering of services related to such Account or the finishing or failure to furnish any such goods or services;

(vii)	any failure of an Originator to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which an Originator is a party; or

(viii)	any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Account or any other suit, claim or action of whatever sort relating to any of any Originator's obligations under the Transaction Documents.

Section 7.2     Indemnification Due to Failure to Consummate Purchase. Each Originator will indemnify Buyer on demand and hold it harmless against all costs (including, without limitation, breakage costs) and expenses incurred by Buyer resulting from any failure by such Originator to consummate a sale of Accounts after Buyer has requested an Advance for the purposes of funding the purchase price of such Accounts under the terns of the Second Tier Agreement.

SECTION 8.	Miscellaneous

Section 8.1     Amendments, Waivers, etc. No amendment of this Agreement or waiver of any provision hereof or consent to any departure by either party therefrom shall be effective without the written consent of the party that is sought to be bound. Any such waiver or consent shall be effective only in the specific instance given. No failure or delay on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Each Originator agrees that the Lenders may rely upon the terms of this Agreement, and that the terms of this Agreement may not be amended, nor any material waiver of those terms be granted, without the consent of the Agent; provided that such Originator and Buyer may agree to an adjustment of the purchase price for any Account originated by such Originator without the consent of the Agent provided that the purchase price paid for such Account shall be an amount not less than adequate consideration that represents fair value for such Account.

Section 8.2     Assignment of Purchase Agreement. Each Originator hereby acknowledges that on-the date hereof Buyer has collaterally assigned for security purposes all of its right, title and interest in, to and under this Agreement to the Agent for the benefit of the Lenders pursuant to the Second Tier Agreement and that the Agent and the Lenders are third party beneficiaries hereof. Each Originator hereby further acknowledges that after the occurrence and during the continuation of an Event of Default, all provisions of this Agreement shall inure to the benefit of the Agent and the Lenders, including the enforcement of any provision hereof to the extent set forth in the Second Tier Agreement, but that neither the Agent nor any Lender shall have any obligations or duties under this Agreement. Each Originator hereby further acknowledges that the execution and performance of this Agreement are conditions precedent for the Agent and the Lenders to enter into the Second Tier Agreement and that the agreement of the Agent and Lenders to enter into the Second Tier Agreements will directly or indirectly benefit such Originator and constitutes good and valuable consideration for the rights and remedies of the Agent and each Lender with respect hereto.

Section 8.3     Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall also, to the extent provided herein, inure to the benefit of the parties to the Second Tier Agreement. Each Originator acknowledges that Buyer's rights under this Agreement are being assigned to the Agent under the Second Tier Agreement and consents to such assignment and to the exercise of those rights directly by the Agent, to the extent permitted by the Second Tier Agreement.

Section 8.4     Survival. The rights and remedies with respect to any breach of any representation and warranty made by an Originator or Buyer pursuant to Section 4, the provisions of Section 3.2 and the indemnification provisions of Section 7 shall survive any termination of this Agreement.

Section 8.5    Costs, Expenses and Taxes. In addition to the obligations of the Originators under Section 7, each party (the Originators being one party and the Buyer the other party) hereto agrees to pay on demand all costs and expenses incurred by the other party and its successors and assigns (other than Excluded Losses) in connection with the enforcement of, or any actual or claimed breach of, this Agreement, including the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement in connection with any of the foregoing. Each Originator, jointly and severally, also agrees to pay on demand all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of this Agreement.

Section 8.6    Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

Section 8.7    Governing Law; Submission to Jurisdiction. This Agreement Shall Be Governed By, And Construed In Accordance With, The Internal Laws (And Not The Law Of Conflicts) Of The State Of New York. Each Originator Hereby Submits To The Nonexclusive Jurisdiction Of The United States District Court For The Southern District Of New York And Of Any New York State Court Sitting In New York, New York, For Purposes Of All Legal Proceedings Arising Out Of, Or Relating To, The Transaction Documents Or The Transactions Contemplated Thereby. Each Originator hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. Nothing in this Section 8.7 shall affect the right of Buyer to bring any action or proceeding against an Originator or its property in the courts of other jurisdictions.

Section 8.8   No Proceedings. Each Originator agrees, for the benefit of the parties to the Second Tier Agreement, that it will not institute against Buyer, or join any other Person in instituting against Buyer, any proceeding of a type referred to in Section 8.1(G) or (H) of the Second Tier Agreement until one year and one day after no investment, loan or commitment is outstanding under the Second Tier Agreement. In addition, all amounts payable by Buyer to an Originator pursuant to this Agreement shall be payable solely from funds available for that purpose (after Buyer has satisfied all obligations then due and owing under the Second Tier Agreement).

Section 8.9     Payments Received in Lock-Box or Lock-Box Accounts. Each Originator and Withdrawing Originator agrees, with respect to all Third Party Proceeds that are deposited to any Lockbox or any Blocked Account, and are received by the Agent in the Agent's Account, that:

     (a) such Third Party Proceeds may be applied by Agent to reduce Buyer’s Obligations as provided in the Second Tier Agreement;
     (b) except as provided in the Second Tier Agreement, Agent and Lenders will have no obligation to pay or remit Third Party Proceeds to such Originator or Withdrawing Originator;
     (c) such Third Party Proceeds will not be deemed to be subject to a trust, constructive or otherwise, or held by Agent or any Lender in trust for any Originator or Withdrawing Originator;
     (d) Originators and Withdrawing Originators will have no rights in or against Agent or Lenders on account of the Third Party Proceeds; and
     (e) and Originator's or Withdrawing Originator's sole remedy in respect of any Third Party Proceeds will be a claim against Buyer and it shall not setoff or recoup such claim against any amounts owing to Buyer under this Agreement.

Section 8.10     Notices. Unless otherwise specified, all notices and other communications hereunder shall be in writing and given in accordance with the Second Tier Agreement or at such other address or telecopy number as such Person may specify, and shall be effective when received at the address so specified.

Section 8.11      Entire Agreement. This Agreement constitutes the entire understanding of the parties thereto concerning the subject matter thereof. Any previous or contemporaneous agreements, whether written or oral, concerning such matters are superseded thereby.

Section 8.12 Withdrawing Originators. The Withdrawing Originators are executing this Agreement solely for the purpose of joining in Section 8.9 and evidencing the agreement of the parties that none of the Withdrawing Originators shall be an “Originator” or a party to the Agreement subsequent to the Closing Date and that the Existing Agreement shall be deemed to have terminated with respect to the purchase and sale of “Receivables” (as defined therein) of the Withdrawing Originators. Further, the Withdrawing Originators’ appointment to serve as Sub-Collection Agents is terminated.

<Signature pages follow>

In Witness Whereof, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Meritor Heavy Vehicle Braking Systems (U.S.A.), Inc.

By: /s/ Jeffrey Craig
     Name: Jeffrey Craig
     Title: Vice President and Controller

Meritor Heavy Vehicle Systems, LLC

By: /s/ Jeffrey Craig
     Name: Jeffrey Craig
     Title: Vice President and Controller

ArvinMeritor Receivables Corporation

By: /s/ Jeffrey Craig
     Name: Jeffrey Craig
     Title: Vice President and Controller

ArvinMeritor Assembly LLC, as a Withdrawing Originator

By: /s/ Jeffrey Craig
     Name: Jeffrey Craig

     Title: Vice President and Controller

Euclid Industries, LLC, as a Withdrawing Originator

By: /s/ Jeffrey Craig
     Name: Jeffrey Craig

     Title: Vice President and Controller

Meritor Transmission Corporation, as a

Withdrawing Originator

By: /s/ Jeffrey Craig
     Name: Jeffrey Craig

     Title: Vice President and Controller

[Continuation of Third Amended and Restated Purchase and Sale Agreement]

The undersigned has caused this Agreement to be executed by its officers thereunto duly authorized, as of the date first above written solely for the purposes set forth in Section 3.1 of this Agreement.

ArvinMeritor, Inc.

By: /s/ Kevin Nowlan
     Name: Kevin Nowlan

     Title: Treasurer

Exhibit B
Purchase Price

The purchase price for the Accounts shall be calculated as follows:

     The Outstanding Balance of the Accounts;

     Less:     a discount of 175 basis points, representing a fair discount for uncertainty of payment and time value of money.

     Equals:      98.25% of such Outstanding Balance of the Accounts.